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                                                                 Exhibit 2.j.(3)
                     SECOND AMENDMENT TO CUSTODIAN CONTRACT

     Amendment dated May 15, 2001, to the custody contract (the "Custodian Contract"), dated August 17, 2000, as amended, by and between State Street Bank and Trust Company (the "Custodian") and Munder @Vantage Fund ("Fund").

     WHEREAS the Custodian serves as the custodian of the Fund's assets pursuant to the Custodian Contract;

     WHEREAS the Fund may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the Fund (each, a "Repo Custodian") for the limited purpose of the Fund's engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

     WHEREAS the Fund may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Fund pursuant to the Custodian Contract for purposes of engaging in Tri-Party Repos; and

     WHEREAS the Custodian and the Fund desire to amend the Custodian Contract to permit the Custodian to make "free delivery" of cash and other assets of the Fund to Repo Custodians from time to time;

     NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custodian Contract by adding the following provisions thereto:

     1.   Notwithstanding anything to the contrary in the Custodian
Contract, upon receipt of Proper Instructions (as defined in the Custodian Contract), the Custodian shall deliver cash and/or other assets of the Fund to any account maintained for the Fund by a Repo Custodian listed on Schedule A attached hereto, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Fund as a custodian of the Fund with respect to the cash or assets so delivered. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian.

     2. The Fund may amend Schedule A of this Amendment from time to time to add or delete a Repo Custodian or to change the identification of the account by a Repo Custodian for the Fund by delivering Special Instructions (as defined herein) to the Custodian. The term "Special Instructions" shall mean written instructions executed by two officers of the Fund, one of whom holds the office of Vice President. Except as

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specifically superseded or modified in this Amendment, the terms and provisions of the Custodian Contract shall apply with full force and effect, and the Custodian and the Fund shall perform their respective obligations in accordance with the terms thereof.

     EXECUTED to be effective as of the date set forth above.

                                        MUNDER @VANTAGE FUND


                                        By:  /s/ Stephen J. Shenkenberg
                                             -----------------------------------
                                        Name:   Stephen J. Shenkenberg
                                        Title:  Vice President and Secretary


                                        STATE STREET BANK AND TRUST COMPANY


                                        By:  /s/ Joseph L. Hooley
                                           -------------------------------------
                                        Name:  Joseph L. Hooley

                                        Title: Executive Vice President

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                                   SCHEDULE A
                                   ----------

                               Dated: May 15, 2001
                                      ------------

                                       to

               Amendment dated May 15, 2001, to Custodian Contract
                           Of August 17, 2000, between
                     State Street Bank and Trust Company and
                              Munder @Vantage Fund

TRI-PARTY REPO CUSTODIAN BANKS            ACCOUNT NUMBERS
------------------------------            ---------------

The Bank of New York                      021000018
The Chase Manhattan Bank                  021000021


Authorized Signatures:


By:                                     By:  /s/ Stephen J. Shenkenberg
    ---------------------------------

Title:                                  Title:  Vice President and Secretary
       ------------------------------

Date:                                   Date:
      -------------------------------         ----------------------------------

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